Exhibit 10.2

RELEASE

This Release (“Release”) is made as of June 12, 2011, by Ian J. McCarthy (the “Executive”) to and in favor of Beazer Homes USA, Inc., a corporation formed under the laws of the State of Delaware (the “Company”).

WHEREAS. the Executive and the Company are parties to a Separation Agreement dated as of June 12, 2011 (the “Separation Agreement”). Capitalized terms which are used but are not defined herein shall have the same meanings as in the Separation Agreement; and

WHEREAS, the execution and delivery of this Release is a condition precedent to the right of the Executive to receive payments and benefits under Section 2 of the Separation Agreement;

NOW, THEREFORE. in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Sole Payments and Rights. Executive understands and agrees that the payments and benefits to be provided by the Company under Section 2 of the Separation Agreement (the “Separation Payments”) are all that Executive will receive from the Company. Except as provided in the Separation Agreement, Executive waives all claims for back pay, future pay, benefits, allowances, expense reimbursements or any other form of benefit, wage or compensation in connection with Executive’s relationship with the Company, Executive’s employment with the Company and Executive’s termination from such employment. Except for the Separation Payments, Executive will receive no further benefits, wage, compensation, vacation, severance or other payments from the Company. The Separation Payments constitute consideration for Executive signing this Release. The provisions of this Release constitute consideration for the Company signing the Separation Agreement and fulfilling its obligations thereunder.

2. Complete Release. Except as provided in the Separation Agreement, Executive, for Executive and Executive’s predecessors, successors, agents, assigns, heirs, representatives and counsel hereby agrees to discharge and release the Company and, as applicable, each of its direct and indirect parent, subsidiary or other affiliated companies (as defined in the Employment Agreement), and all of their representatives, present or former employees, directors, officers, members, shareholders, owners, insurers, successors, assigns, clients and counsel from all claims or demands Executive may have based on Executive’s relationship with the Company, Executive’s employment with the Company and the termination of such employment. This includes a release of any rights or claims Executive may have based on any facts or events, whether known or unknown by Executive, that occurred on or before the Separation Date or events that are contemplated by this Agreement other than the payment of the Separation Payments, including, without limitation, a release of any rights or claims Executive may have based on:

(i) any federal or state laws pertaining to wrongful termination, discrimination or retaliation, including, but not limited to, the Federal Civil Rights Acts of 1866, 1870, 1871, 1964 and 1991, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans With Disabilities Act of 1990; the Rehabilitation Act of 1973; the Equal Pay Act of 1963; the Family and Medical Leave Act; and 42 U.S.C. §§ 1981, 1981(a), 1983, 1985, 1986 and 1988;

(ii) the Federal False Claims Act;

(iii) the Employee Retirement Income Security Act (ERISA);

(iv) the Fair Labor Standards Act;

(v) the laws of the United States; or the State of Delaware; or any other state, concerning wages, employment benefits, employment and discharge; any city or municipal employment laws; or any other law, rule, regulation or ordinance pertaining to employment, terms and conditions of employment, or termination of employment;

(vi) claims arising out of any legal restrictions of the right to terminate the Company’s employees such as wrongful or unlawful discharge, discharge against public policy or related causes of action;

(vii) misrepresentation, fraud, nondisclosure, concealment and any and all other related causes of action;

(viii) intentional infliction of emotional distress, defamation, negligence, invasion of privacy and other tort claims;

(ix) the Employment Agreement;

(x) the Change of Control Agreement, as defined in the Employment Agreement, as the same has been amended and/or restated through the date hereof; and

(xi) violation of any contract, express or implied, whether direct or as a third-party beneficiary, including claims for breach of an expressed or implied covenant of good faith and fair dealing.

3. No Future Lawsuits, Complaints or Claims. The Company and Executive agree that, to the maximum extent permitted by law, this Release may be pled and will operate as an absolute bar to any claim or cause of action, whether brought in any court or before any administrative or arbitration agency, that is waived and released pursuant to this Release. If any court, administrative agency or other entity elects to investigate, pursue or hear any complaint, charge or lawsuit related to the matters released in this Release, Executive agrees that the Separation Payments will constitute a bargained-for settlement of any back pay or other monetary damages resulting from or relating to the complaint, charge or lawsuit.

4. Period for Review and Consideration of Agreement. Executive confirms that Executive is over the age of forty (40) and has been given at least twenty-one (21) days to review and consider this Release before signing it. Executive understands that Executive may use as much or as little of this period as Executive wishes prior to signing.

5. Encouragement to Consult With an Attorney. Executive is encouraged, at Executive’s own expense (except as set forth in the Separation Agreement), to consult with an attorney before signing this Agreement and Executive has done so.

6. General Provisions

(a) Choice of Law. This Release shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of Delaware, without regard to its choice of law provisions.

(b) Notice. Any notice or other communication required or permitted to be given to the Company under this Release shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

If to the Company:

1000 Abernathy Road

Suite 1200

Atlanta, Georgia 30328

Attention: Board of Directors

(c) Severability and Judicial Restatement. The provisions of this Release are severable and divisible. In the event any portion of this Release is determined to be illegal or unenforceable, the remaining provisions of this Release shall remain in full force and effect.

7. Executive’s Right to Revoke Agreement. Executive may revoke this Agreement within seven (7) calendar days of the date of Executive’s signature. Revocation can be made by delivering a written notice of revocation to the Company, to the attention of the Board of Directors. For this revocation to be effective, written notice must be received no later than close of business on the seventh (7th) calendar day (or next business day thereafter) after Executive signs this Agreement. If Executive revokes this Agreement, it shall not be effective or enforceable and Executive will not receive the Separation Payments described in Section 2.

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS INCLUDING THOSE PURSUANT TO THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND OTHER LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE,

UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

IN WITNESS WHEREOF, the Executive has signed this Release as of the day and year first above written.

EXECUTIVE

/s/ Ian J. McCarthy
IAN J. McCARTHY

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